Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of SRI/Surgical Express, Inc. (SRI), that, to his knowledge, the Annual Report of SRI on Form 10-K for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operation of SRI.

Date: March 24, 2006	By:	/s/ Christopher S. Carlton
Christopher A. Carlton
President and Chief Executive Officer

Date: March 24, 2006	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Sr. Vice President and Chief Financial Officer